Exhibit 4.1

COMMON STOCK

NUMBER

RB 1020

COMMON STOCK

SHARES

REGENERX BIOPHARMACEUTICALS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 75886X 10 8

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.001 EACH OF

REGENERX BIOPHARMACEUTICALS, INC.

(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Assistant Secretary and Treasurer

REGENERX BIOPHARMACEUTICALS, INC. CORPORATE SEAL 1982 DELAWARE

Chief Executive Officer and President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT- _________ Custodian _________
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants	Act _________
in common	(State)
Additional abbreviations may also be used though not in the above list.
     For value received _________ hereby sell, assign and transfer unto.
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated _______________________
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of April 29,1994, as it may be amended from time to time (the “Rights Agreement”) between RegeneRx Biopharmaceuticals, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.